Exhibit 99.7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Genworth Life and Annuity Insurance Company:

Under the date of March 12, 2007, we reported on the consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules included herein. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

The audit report on the consolidated financial statements of the Company referred to above contains an emphasis paragraph that states that the consolidated financial statements give retroactive effect to the mergers of Genworth Life and Annuity Insurance Company, Federal Home Life Insurance Company and First Colony Life Insurance Company on January 1, 2007 (the Mergers), which have been accounted for as a pooling of interests as described in Note 1 to the consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. However, they will become the historical consolidated financial statements of Genworth Life and Annuity Insurance Company and subsidiaries after financial statements covering the date of consummation of the business combination are issued. The financial statement schedules included herein also give retroactive effect to the Mergers.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain nontraditional long-duration contracts and separate accounts in 2004.

/s/ KPMG LLP

Richmond, Virginia

March 12, 2007

Schedule I

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Summary of investments—other than investments in related parties

December 31, 2006

(Amounts in millions)

Type of Investment	Amortized cost or cost	Estimated fair value	Carrying value
Fixed maturities:
Bonds:
U.S. government, agencies and authorities	$205.0	$218.0	$218.0
Government—non U.S.	276.3	307.6	307.6
Public utilities	874.6	894.4	894.4
All other corporate bonds	14,089.6	14,106.1	14,106.1

Total fixed maturities	15,445.5	15,526.1	15,526.1
Equity securities	34.6	35.8	35.8
Commercial mortgage loans	2,917.1	xxxxx	2,917.1
Policy loans	486.7	xxxxx	486.7
Other invested assets(1)	732.8	xxxxx	737.7

Total investments	$19,616.7	xxxxx	$19,703.4

(1)	The amount shown in the Consolidated Balance Sheet for other invested assets differs from cost as other invested assets include derivatives which are reported at estimated fair value.

See Accompanying Report of Independent Registered Public Accounting Firm.

Schedule III

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Supplemental Insurance Information

(Amounts in millions)

Segment	Deferred Acquisition Costs	Future Annuity And Contract Benefits & Liability For Policy and Contract Claims	Unearned Premiums	Other Policyholder Liabilities (Excluding Unearned Premiums)	Premium Revenue
December 31, 2006:
Protection	$2,272.1	$7,218.7	$24.1	$8.8	$875.4
Retirement Income and Institutional	387.9	17,432.2	—	174.1	256.9
Corporate and Other	—	—	—	—	—

Total	$2,660.0	$24,650.9	$24.1	$182.9	$1,132.3

December 31, 2005:
Protection	$1,884.8	$6,993.7	$28.9	$6.1	$778.6
Retirement Income and Institutional	264.8	16,771.4	—	212.0	333.8
Corporate and Other	—	—	—	(0.2)	—

Total	$2,149.6	$23,765.1	$28.9	$217.9	$1,112.4

December 31, 2004:
Protection					$690.7
Retirement Income and Institutional					461.4
Corporate and Other					—

Total					$1,152.1

Segment	Net Investment Income	Interest Credited & Benefits and Other Changes in Policy Reserves	Acquisition and Operating Expenses, Net of Deferrals	Amortization of Deferred Acquisition Costs and Intangibles	Premiums Written
December 31, 2006:
Protection	$537.8	$904.2	$179.6	$52.8	$840.1
Retirement Income and Institutional	521.0	694.4	66.8	31.3	256.9
Corporate and Other	58.1	—	24.0	—	—

Total	$1,116.9	$1,598.6	$270.4	$84.1	$1,097.0

December 31, 2005:
Protection	$442.1	$871.1	$137.5	$147.4	$748.1
Retirement Income and Institutional	493.8	730.0	62.2	30.0	334.2
Corporate and Other	82.7	—	38.2	—	—

Total	$1,018.6	$1,601.1	$237.9	$177.4	$1,082.3

December 31, 2004:
Protection	$391.9	$822.4	$87.6	$119.6	$663.2
Retirement Income and Institutional	479.0	850.1	47.9	92.6	461.3
Corporate and Other	93.2	—	35.2	—	—

Total	$964.1	$1,672.5	$170.7	$212.2	$1,124.5

See Accompanying Report of Independent Registered Public Accounting Firm.